Exhibit 21.1

SUBSIDIARIES OF FLY-E GROUP, INC.

The following is a list of subsidiaries of Fly-E Group, Inc. as of December 31, 2023.

Legal Name	Jurisdiction
FLY EV, INC.	Delaware
FLY E-BIKE, INC.	Delaware
UNIVERSE KING CORP	New York
UFOTS CORP.	New York
ARFY CORP.	New York
TKPGO CORP.	New York
FLYFLS INC	New York
FLY37 INC	New York
FIYET INC	New York
FLY GC INC.	New York
FLY MHT INC.	New York
FLYAM INC	New York
OFLYO INC	New York
FLYEBIKE INC	New York
FLYCLB INC	New York
FLYEBIKE NJ INC	New Jersey
ESEBIKE INC	New York
FLYEBIKEMIAMI INC	Florida
GOFLY INC	Texas
FLY14 CORP.	New York
EDISONEBIKE INC.	New York
FLYTRON INC.	New York
FLYCYCLE INC.	New York
FLYNJ2 INC.	New Jersey
FLYBWY INC.	New York
FLYCORONA INC.	New York
MEEBIKE	New York
FLY6AVE, INC.	New York
FLY E BIKE NJ3, INC	New Jersey
FLYEBIKE BROOKLYN, INC.	New York
FLY E-BIKE SAN ANTONIO INC	Texas
FLYEBIKE WORLD INC.	New York
FLY DELIVERY INC.	New York
FLYEBIKE MIAMI2 INC.	Florida
FLYDC INC.	Washington, D.C.
FLYMHT659 INC.	New York
FLYBX745 INC.	New York
FLYJH8509 INC.	New York
FLYBX2381 INC.	New York
FLYNJ4 INC.	New York
FLYTORONTO Corp.	Toronto, Canada
FLYLA INC.	California